UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.___)

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MENTOR GRAPHICS CORPORATION
(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE	News Release

For more information, please contact:
Ry Schwark Media Contact 503.685.1660 ry_schwark@mentor.com	Joe Reinhart Investor Contact 503.685.1462 joe_reinhart@mentor.com

EGAN-JONES JOINS GLASS LEWIS IN RECOMMENDING THAT MENTOR GRAPHICS SHAREHOLDERS VOTE FOR THE ELECTION OF ALL
MENTOR GRAPHICS’ BOARD NOMINEES

Two Leading Proxy Advisory Firms Recommend Shareholders

Reject All Three of Icahn’s Nominees

Egan-Jones Recommends Shareholders Vote the WHITE Proxy Card Today

WILSONVILLE, Ore., May 03, 2011 — Mentor Graphics Corp. (NASDAQ: MENT) today announced that proxy advisory firm, Egan-Jones Proxy Services (“Egan-Jones”), has joined proxy advisory firm, Glass Lewis & Co. (“Glass Lewis”), in recommending that Mentor Graphics shareholders support all of the company’s nominees and reject all of Carl Icahn’s nominees.

Egan-Jones, in its May 03, 2011 report, states:

“We believe that voting AGAINST the dissidents’ Nominees is in the best interest of the Company and its shareholders. In arriving at that conclusion, we have considered the following factors:

1. Our belief that the dissidents' plan and ideas will not improve the Company’s shareholder value and are detrimental to the shareholders’ interests.

2. We are not persuaded that election of any members of the dissidents' slate of nominees to the Company’s board of directors would work to the benefit of the shareholders.”*

“We are pleased that Egan-Jones has joined Glass Lewis in its recommendation that Mentor Graphics shareholders vote for all of the company’s nominees,” said Walden C. Rhines, CEO and chairman of Mentor Graphics. “The Mentor Graphics Board unanimously believes that the continued execution of its strategic plan offers the greatest value to all Mentor Graphics shareholders. The company urges shareholders to reject Icahn’s nominees, who are advanced on Icahn’s risky platform of putting the company up for public sale, which is likely to damage the shareholder value that Mentor Graphics has created.”

The Mentor Graphics Board and management team have combined their strategic vision with disciplined financial execution which has reduced Sales, General & Administrative expense as a percentage of revenue by 500 basis points on a non-GAAP basis over the last two years. Mentor Graphics expects higher revenues, greater earnings and improved operating margins in the current fiscal year.

The Mentor Graphics Board of Directors urges shareholders to vote FOR the company’s highly qualified director nominees on the WHITE proxy card today.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues over the last 12 months of about $915 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics and Mentor are registered trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

Important Information

On March 31, 2011, the company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the company’s upcoming 2011 annual meeting of shareholders. Shareholders are advised to read the company’s definitive proxy statement and any other relevant documents filed by the company with the SEC, before making any voting or investment decision because they contain important information. The definitive proxy statement is, and any other relevant documents and other material filed with the SEC concerning the company will be, when filed, available free of charge at http://www.sec.gov and http://www.mentor.com/company/investor_relations. In addition, copies of the proxy materials may be requested from the company’s proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

* Permission to use quotations neither sought nor obtained.

Forward-Looking Statements

Statements in this material regarding the company’s outlook for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness or recession in the US, EU, Japan or other economies; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) possible delayed or canceled customer orders, a loss of key personnel or other consequences resulting from the business disruption and uncertainty of prolonged proxy fights, offers to purchase the company’s securities or other actions of activist shareholders; (v) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders, which may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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